Exhibit 10.1

EMPLOYMENT AGREEMENT

AMENDMENT NO. 3

THIS AMENDMENT NO. 3 (this “Amendment”) dated February 1, 2006 is made to the EMPLOYMENT AGREEMENT dated as of August 14, 2000 (as amended by Amendment No. 1 dated February 13, 2002, and Amendment No. 2 dated September 15, 2004, the “Agreement”) by and between Advanstar, Inc. (the “Company”) and James M. Alic (“Executive”).

WHEREAS, the parties to the Agreement seek to modify certain terms of the Agreement to the extent described in this Amendment;

THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, intending to be legally bound, the Company and Executive hereby agree as follows:

1.                                       Unless specifically defined otherwise in this Amendment, capitalized terms used in this Amendment shall have the same respective meanings as ascribed to such terms in the Agreement.  The term “Section” as used in this Amendment shall refer to a Section of the Agreement.

2.                                       Section 3(b) is hereby deleted in its entirety and replaced with the following new Section 3(b):

“3(b)                     Bonus.  The Executive shall receive annual bonus compensation for calendar years 2004, 2005, 2006 and 2007, subject to the discretionary approval of the Board of the Company, based upon the recommendation of the CEO of the Company.  Such bonus compensation shall be in a gross amount not to exceed 100% of the Executive’s base salary as described in Section 3(a), and shall be based on the Executive’s devotion of time and contribution to the Business during the applicable calendar year.  Any bonus payable under this Section 3(b) shall be paid not later than 60 days after the applicable year end.”

3.                                       Section 6 is hereby deleted in its entirety and replaced with the following new Section 6:

“6.                                 Term.  This Agreement shall have a term (the “Employment Term”) equal to the period from the Effective Date through December 31, 2007 (the “Fixed Term”) and shall continue thereafter only upon the mutual agreement of the parties; provided that Sections 9 and 10 shall survive such termination in accordance with their terms.”

This Amendment is effective as of the date indicated above.  Except to the extent amended by this Amendment, the Agreement is affirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly signed this Amendment as of the day and year first written above.

ADVANSTAR, INC.

JAMES M. ALIC

By:	/s/ JOE LOGGIA	/s/ JAMES M. ALIC
Name: Joe Loggia
Title: CEO